Exhibit 99.2

Heritage Commerce Corp and Heritage Bank of Commerce

Continue Board Leadership Succession

San Jose, California – May 22, 2025 -- Heritage Commerce Corp (NASDAQ: HTBK) (“Heritage” or “Company”), parent company of Heritage Bank of Commerce (the “Bank”), a premier community business bank, today announces the appointment of Julianne Biagini-Komas as Chair of the Board of Directors (the “Board”), replacing Chairman Jack W. Conner who has assumed the role of Chair Emeritus and has indicated he intends to remain on the Board to provide a smooth and orderly transition through October 2025. Ms. Biagini-Komas, a Certified Public Accountant, has served as Vice Chair of the Board since October 2024, as a director since 2014 and as the Chair of the Audit Committee since 2020.

“The Board and I are delighted to announce Julie’s key role in the Company’s leadership succession plans,” stated Mr. Conner, “Having worked with Julie for many years, I can think of no one better suited to guide the Board and our management team into the future. I am proud of what we have accomplished together, and I look forward to watching Heritage continue to thrive in the years ahead.”

Ms. Biagini-Komas said, “The entire Board and executive team are immensely grateful for Jack’s experience and leadership for over 20 years. He has led us through tremendous growth, both organically and by acquisition, and through many business cycles. We are confident that he has positioned us well to take advantage of the broad skills and talents of our executives and directors, and I am personally thankful for his willingness to continue in a transitional role.”

The Company also announced the retirement of Laura Roden from the Board at the conclusion of the Company’s Annual Meeting of the Shareholders this year.

Of Ms. Roden, Robertson “Clay” Jones, President & CEO stated, “We are grateful for Laura’s 13 years of service as a director, and we congratulate her on a well-deserved retirement.” Ms. Roden expressed her continuing support and appreciation for the Board and the management team, stating, “It has been a privilege to serve with the outstanding team of astute and dedicated individuals on the Heritage Board. As a shareholder I look forward to applauding the Bank's future successes.”

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. Statements and information presented on our website are not incorporated into and do not form a part of this press release or of any of our filings with the Securities and Exchange Commission.

Member FDIC

Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Among these are statements about the Company’s current intentions and expectations relating to our succession plans for the Board of Directors. These statements reflect the Board’s current intentions and expectations based on currently available information and, as such, are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those expressed in this release. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, factors that affect the timing and effectiveness of the changes in leadership positions described in this release, such as our ability to attract, appropriately evaluate and retain directors having the desired qualifications and experience; our ability to manage the integration of new directors; our ability to address adequately the loss of the talents and experience of the retiring directors; the plans, intentions and decisions of our individual directors with respect to their continuing willingness and availability to serve; and our ability accurately to assess the financial impacts of the recruitment and retention process. Our forward-looking statements are not assurances that we will not deviate from the stated plans and expectations, particularly if changes occur in the economy or the banking environment in general, or in factors that are specific to one or more of our markets. A more comprehensive list of the factors that affect our business can be under Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2024, and in our other subsequent filings with the Securities and Exchange Commission. Readers should consider those factors carefully in making investment decisions about our common stock.

For additional information, email:

InvestorRelations@herbank.com